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                                                                       Exhibit 2


                          REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of February 7, 2005, by and among ViryaNet Ltd., a company organized under the laws of the State of Israel (the "COMPANY"), Telvent Investments, S.L., a company organized under the laws of the kingdom of Spain (the "SHAREHOLDER")


                              W I T N E S S E T H:



      WHEREAS, the Company and the Shareholder have entered into a Share Purchase Agreement (the "AGREEMENT"), pursuant to which the Shareholder become holder of 581,659 Ordinary Shares par value NIS 1.0 of the Company; and


      WHEREAS, a condition to the closing of the Agreement (the "CLOSING") is that the parties hereto enter into this Agreement.


      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:


1.    Definitions


      Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. As used in this Agreement, the following terms have the following meanings:


      1.1. The term "COMPANIES LAW" shall mean the Israeli Companies Law 1999, as amended.


      1.2. The term "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.


      1.3. The term "FORM F-3" shall mean such form under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


      1.4.   The term "HOLDER" shall mean the Shareholder.


      1.5. The term "ISRAELI SECURITIES LAW" shall mean the Israeli Securities Law - 1968, as amended.


      1.6. The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document or the equivalent actions under the laws of another jurisdiction.


      1.7. The term "REGISTRABLE SECURITIES" shall mean Ordinary Shares issued to the Shareholder under the Agreement. For the purpose of Sections
             2.5 and 4.3 the
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             Registrable Securities shall include in addition, securities granted to other holders of registration rights under other agreement with the Company.


      1.8.   The term "SEC" shall mean the U.S. Securities and Exchange
             Commission.


      1.9. The term "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.


2.    Demand Registration


      2.1. Subject to the provisions of that certain Lock-Up Agreement attached to the Agreement, the Company shall receive, at any time starting six (6) months after the Closing, a written request from the Holder to file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities, then the Company shall:


             2.1.1. within twenty (20) days of the receipt thereof, give written notice of such request to all other holders of registration rights under other agreements of the Company; and


             2.1.2. use its best efforts to effect as soon as practicable, register under the Securities Act all Registrable Securities which are specified in such written request together with the registrable securities of other parties joining in such request pursuant to written requests received by the Company from such parties within 20 days after the receipt of the Company's written notice.


      2.2. If the Company shall furnish to the Holder requesting registration pursuant to this Section 2 a certificate signed by the Chief Executive Officer of the Company or the Chairman of the Company's Board of Directors stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Holder, provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period.


      2.3. In the case of any registration effected pursuant to this Section 2 the Company shall have the right to designate the managing underwriter(s) in any underwritten offering, subject to the reasonable prior approval of the Holder.


      2.4. The Company and all holders participating in such underwritten registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.


      2.5. Notwithstanding any other provision of this Section 2 (except for Section 2.2), if the underwriter of a registration being made pursuant to Section 2 advises the Holder in writing that marketing factors require a limitation of the number of Registrable Securities to be included in such underwritten registration, then the Shareholder shall have the first priority, before any other Holder of the Company, to include its Registrable Shares in any registration initiative by Shareholder.


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      2.6.   The Company shall not be required to effect more than one (1)
             demand registration pursuant to Section 2. If the Company shall be eligible to use a registration statement on Form F-3 in connection with the demand registration under this Section 2, such registration may be effected by the Company on Form F-3.


      2.7. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after delivery of a demand for a registration requested pursuant to this
             Section 2 and to become effective less than one hundred and twenty
             (120) days after the effective date of a registration made pursuant to such demand under this Section 2.


      2.8. The Holder may withdraw its request for such demand registration at any time and it shall not be deemed to have exhausted any rights to make a demand registration in the future, provided that it reimburses the Company for all of its costs and expenses incurred in connection with such withdrawn demand registration (collectively, "Company Expenses"), if such registration has in fact been cancelled. Notwithstanding the above, if the Holder withdraws its request based upon material adverse information relating to the Company or its condition, business, prospects or general securities market conditions which is different from that generally known to the Company's shareholders at the time of the Holder's request, the Holder shall not have to reimburse the Company for the Company Expenses.


3.    Shelf Registration


      3.1. From such time as the Company becomes eligible to file registration statements on Form F-3, at the request of the holders to file a shelf registration statement pursuant to Rule 415 under the Securities Act with the SEC, the Company shall:


             3.1.1. within twenty (20) days after receipt of any such request, give written notice of the proposed registration to all other holders; and


             3.1.2. use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which are specified in such written request together with the registrable securities of other holders joining in such request pursuant to written requests received by the Company.


      3.2. The Company undertakes that it will, once having qualified for registration on Form F-3, use its best efforts to comply with all necessary filings and other requirements so as to maintain such qualification.


      3.3. After a registration requested pursuant to Section 3, the Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated and to become effective less than one hundred and twenty (120) days after the effective date of any registration requested pursuant to Section 3.1.


      3.4. Notwithstanding the above, the Company shall not be required to effect a registration pursuant to Section 3 if:


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             3.4.1.   the reasonably-anticipated aggregate market price of the
                      Registrable Securities to be registered thereunder is less than $750,000;


             3.4.2. if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under Section 3, or two registrations under
                      Section 3 in the previous twelve-month period; or


             3.4.3. if Form F-3 is not available for such offering by the Holder;


             3.4.4. if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder under this
                      Section 3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.


4.    Piggyback Registrations


      4.1. Whenever the Company proposes to register for its own account or for any other person other than in a registration pursuant to
             Section 2 or 3 any of its securities under either the Securities Act (other than a registration in connection with a merger or acquisition on Form F-4 or S-4 or one relating solely to employee benefit plans under Form S-8 or any similar form) or the Israeli Securities Laws, it will promptly, and at least thirty (30) days prior to the initial filing of a registration statement with the SEC or Israeli equivalent, give written notice to the Holder of its intention to effect such a registration and will include in such registration all the securities held by the Holder (subject to the provisions of Section 4.3 hereto) with respect to which the Company receives written requests for inclusion therein within twenty (20) days after receipt of such notice by the Holder (a "PIGGYBACK REGISTRATION").


      4.2. In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering and any Holder participating in such underwritten registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.


      4.3. If a Piggyback Registration is an underwritten offering of the Company's securities and the underwriter advises the Company in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the Company will include its securities in such registration in the following order:

             (a)      if the Piggyback Registration is initiated by the Company:

                      (i) first, all Registrable Securities proposed to be
                          included by the Company.


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                      (ii) second, all other Registrable Securities on a pro
                          rata basis.

             (b)      if the Piggyback Registration is not initiated by the
                      Company:

                      (i) first, all Registrable Securities proposed to be
                          included by Holder; provided, that if all such securities cannot be included, the Company shall include Registrable Securities pro rata.

                      (ii) second, all other securities of the Company or any
                          other shareholders proposed to be included in such offering.

5. Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:


      5.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective in accordance with the time periods indicated above, and, upon the request of the Holder, registered thereunder, keep such registration statement effective for a period of up to nine months or until the distribution contemplated in the Registration Statement has been completed;


      5.2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;


      5.3. Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;


      5.4. Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holder, as the case may be; provided, that in no event shall the Company be required to qualify to do business in any state or other jurisdiction or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;


      5.5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with terms generally satisfactory to the managing underwriter of such offering. Each Holder or other shareholders participating in such underwriting shall also enter into and perform its obligations under such an agreement;


      5.6. Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact


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             required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;


      5.7. Cause all Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;


      5.8. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities not later than the effective date of such registration; and


      5.9. Furnish, at the request of Holder requesting registration of Registrable Securities pursuant to Section 2 hereof, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities.


6.    Expenses of Registration


      6.1. The Company shall bear and pay the expenses incurred in connection with any registration, filing or qualification of Registrable Securities for the Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees and the reasonable fees and disbursements of one counsel (plus local counsel, if appropriate) for the Holder, excluding underwriting discounts and commissions relating to the sale of Registrable Securities.


7. Furnishing of Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the securities of each Holder that such Holder shall furnish to the Company such information as may be required to be included in the registration statement under the Securities Act regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such securities.


8.    Indemnification and Contribution


      8.1. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, any underwriter for the Holder, each person, if any, who controls the Holder or such underwriter, and each of the Holder's partners, shareholders, officers, directors, employees, legal counsel and accountants, from and against any and all losses, claims, damages, liabilities, and charges, joint or several ("CLAIMS"), to which any of them may be subject under the Securities

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             Act, the Exchange Act, the Israeli Securities Law, the Companies
             Law, or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (i) any untrue statement of any material fact contained in any registration statement or prospectus, in each case, as amended or supplemented, under which such securities were sold, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation by the Company of the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law or any state or foreign jurisdiction securities laws in connection with each such registration, and shall reimburse each such person entitled to indemnification for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such person and/or any person acting on its behalf specifically for use in such registration statement or prospectus and provided further, that this indemnity shall not apply to amounts paid pursuant to any settlement effected without the consent of the party entitled to indemnification hereunder, which consent shall not be unreasonably withheld.


      8.2. Each Holder shall indemnify and hold harmless, to the fullest extent permitted by law the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter and each of the Company's or underwriter's officers, directors, employees, legal counsel and accountants, from and against any and all Claims to which any of them may be subject under the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law, or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (i) any untrue statement made by the Holder of any material fact contained in any registration statement or prospectus, in each case, as amended or supplemented, under which such securities were sold, or (ii) any omission or alleged omission made by the Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company or each such person entitled to indemnification for any legal or other expenses reasonably incurred by the Company or such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the Holder shall be liable to the Company or any such person in any such case only to the extent that any such claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Holder and/or any person acting on the Holder's behalf specifically for use in such registration statement or prospectus and provided further, that this indemnity shall not apply to amounts paid pursuant to any settlement effected without the consent of the party entitled

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             to indemnification hereunder, which consent shall not be
             unreasonably withheld. The indemnification provided by the Holder shall be limited to the amount of the net proceeds received by the Holder from the sale of the securities registered in such registration.


      8.3. Promptly after receipt by any person entitled to indemnification under Section 8.1 or Section 8.2, as the case may be, of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought as provided above, such party (the "INDEMNITEE") shall notify the party from whom indemnification is claimed (the "INDEMNITOR"). The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense, provided, however, that if the defendants in any action include both the Indemnitee and the Indemnitor and there is a conflict of interests which would prevent counsel for the Indemnitor from also representing the Indemnitee, the Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration and without an admission of liability.


      8.4. The parties agree to notify promptly each other of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities held by the Holder, or any preliminary prospectus or registration statement relating to any sale of any Registrable Securities, or of any other litigation or proceedings to which this Section 8 is applicable of which they became aware.


      8.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.


      8.6. The obligations of the Company and the Holder under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.


      8.7. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee (except as specifically provided therein), then the Indemnitor shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the

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             Indemnitor on the one hand and the Indemnitee on the other from the registration or (b) if the allocation provided by clause (a) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee as well as any other relevant equitable considerations; provided that in no event shall any contribution by the Holder hereunder exceed the net proceeds from the offering received from the Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


9.    Reports Under the Exchange Act


      With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:


      9.1. make and keep public information available, as those terms are understood and defined in Rule 144, at all times;


      9.2. take such action as is necessary to enable the Holder to utilize Form F-3 for the sale of their Registrable Securities;

      9.3. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;


      9.4. furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon being so requested (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or, to the extent applicable, quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any Registrable Securities without registration or pursuant to such form; and


      9.5. comply with all other necessary filings and other requirements so as to enable the Holder and any transferee thereof to sell Registrable Securities under Rule 144 under the Securities Act (or any similar rule then in effect).


      9.6. use its best efforts to maintain the listing of its Ordinary Shares on the Nasdaq SmallCap Market ("Nasdaq"), and should its Ordinary Shares be delisted from Nasdaq, to cause the reinstatement of the Ordinary Shares to listing on Nasdaq, including through the pursuit of the formal appeal process established by Nasdaq.


10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by each Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with

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      written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to all the terms and conditions of this Agreement.


11. Additional Registration Rights. Following the first anniversary of the Closing Date, the Company shall use reasonable efforts to negotiate additional registration rights for the Holder if it is not then entitled to sell its shares under Rule 144.


12. Expiration of Registration Rights. The registration rights contained herein shall expire five (5) years after the Closing Date.


13.   Miscellaneous.


      13.1. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.


      13.2. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of the State of New York.


      13.3. Except as otherwise expressly limited herein and subject to the provisions of Section 10 above, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.


      13.4. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the holders of the majority of the Registrable Shares and of the Company, provided, that any amendment or waiver that affects the Holder differently or adversely shall require the Holder's written consent. For the avoidance of doubt, the Company may execute any other registration rights agreement and such agreement, if and when executed, shall not be deemed to be an amendment of this Agreement or require the consent of the Holder.


      13.5. All article and section headings are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.


      13.6. All notices and other communications required or permitted hereunder are to be given pursuant to the provisions of the Agreement.


      13.7. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.


      13.8. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.


      13.9. In no event shall either the Company or the Shareholder be liable to the other party for any consequential, indirect, special or incidental costs, damages or loss (including, without limitation, lost profits, loss of business), regardless of the nature, arising out of or relating in any way to this Agreement.




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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                                    VIRYANET LTD.

                                    By:    /s/ Samuel HaCohen
                                           -------------------------------------
                                    Name:  Samuel Hacohen
                                    Title: Chairman of the Board





                                    TELVENT INVESTMENTS, S.L.

                                    By:       /s/ Manuael Sanchez Ortega
                                              ----------------------------------
                                       Name:  Manuel Sanchez Ortega
                                       Title: Joint Administrator

                                    By:       /s/ Jose Ignacio del Barrio Gomez
                                              ----------------------------------
                                       Name:  Jose Ignacio del Barrio Gomez
                                       Title: Joint Administrator